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                                                                   EXHIBIT 10.68


                                 PROMISSORY NOTE


$1,000,000                                                      February 2, 1998


               FOR VALUE RECEIVED, the undersigned, ACCUMED INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, "Maker"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of ROBERT L. PRIDDY, an individual (together with his successors and assigns, "Payee"), at 3435 Kingsboro Road #1601, Atlanta, Georgia 30326, or at such other place as the holder of this Promissory Note (this "Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), together with interest on the unpaid principal balance at the rate of twelve percent (12%) per annum, from the date hereof until the principal amount is paid in full.

               The unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be paid in full on the earlier of (i) April 2, 1998, and (ii) the closing of a private placement of securities in which Maker receives at least $3,000,000 in gross proceeds (the "Maturity Date"). This Note may be prepaid in whole at any time, however, should the Note be prepaid prior to the Maturity Date, Maker will pay a prepayment penalty equal to the difference between Twenty Thousand Dollars ($20,000) and the amount of accrued and unpaid interest at the time of the prepayment.

               In the event the interest paid hereunder exceeds the maximum rate of interest permitted by applicable law, such excess shall be applied toward the repayment of the principal amount of this Note, and any further excess shall be paid over to Maker after satisfaction in full of the outstanding principal balance hereof. Maker further agrees to pay on demand all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Payee or its representatives in connection with the collection or enforcement of Maker's obligations hereunder.

               All payments and prepayments received by Payee hereunder shall be applied first to all unpaid costs and expenses payable by Maker hereunder, second to all accrued and unpaid interest hereunder, and third to the unpaid principal balance hereof.

               Each of the following shall constitute an "Event of Default" under this Note:

               (1) Maker fails to pay when due, whether by acceleration or otherwise, any payment required under



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        this Note within five (5) days after the date on which
        such payment is due;

               (2) Maker shall (i) cease to do business as a going concern, (ii) generally fail to meet its obligations as they mature, (iii) file a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof,
        (iv) make any general assignment for the benefit of creditors, (v) consent to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding, or
        (vi) permit a request or petition for liquidation, reorganization or other relief under the bankruptcy laws of the United States, or any state thereof, or any other type of insolvency proceedings, to not be vacated or dismissed within sixty (60) days after such event, whether such filing or petition is voluntary or involuntary;

               (3) A default occurs under any agreement, document or instrument delivered in connection herewith, or if Maker fails to perform or keep any of the other covenants, agreements or warranties contained herein or therein and fails to cure the same within ten (10) business days after notice from Payee to cure, unless a shorter or longer time period is expressly specified in any particular covenant, agreement or warranty;

               (4) An event of default occurs under any other agreement pursuant to which Maker has incurred obligations for monies owed in a principal amount in excess of $1,000,000 and such event of default results in the right to accelerate such obligations, or an event of default occurs under any other material agreement to which Maker is a party or by which it is bound and such event of default results in Maker becoming obligated to pay an amount in excess of $1,000,000; or

               (5) The execution, without Payee's prior written consent, of any agreement to merge or consolidate Maker with any other form of business entity or to sell a substantial portion of the assets of Maker.

In the event that any Event of Default described above shall occur, Payee, in its sole discretion, may declare all obligations and liabilities of Maker due and payable, whereupon all of the obligations and liabilities of Maker shall be immediately due and payable. Payee shall promptly advise Maker of any such declaration, but failure to do so shall not impair the effect of such declaration.

               Payee's failure at any time or times hereafter to require strict performance by Maker of any of the provisions,



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terms and conditions contained in this Note or in any other agreement, instrument or document, now or at any time or times hereafter, executed by Maker or any third party and delivered to Payee or its representative, shall not waive, affect or diminish any right of Payee at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Payee, its agents or representatives, unless such waiver is contained in an instrument in writing signed by the executor of Payee and directed to Maker specifying such waiver. No waiver by or on behalf of Payee of any Event of Default or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default (a "Potential Event of Default") shall operate as a waiver of any other Event of Default or Potential Event of Default or the same Event of Default or Potential Event of Default on a future occasion. No delay on the part of Payee or its representatives in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee or its representatives of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

               To the extent not waived in the preceding two paragraphs, demand, presentment, protest and notice of nonpayment and protest are hereby waived by Maker.

               Maker also irrevocably waives all of its now existing and hereafter arising rights to set-off any amounts owing to Payee under this Note, or otherwise, against any amounts now or hereafter owing by Payee or its representatives to Maker.

               Whenever in this Note reference is made to Payee or Maker, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Maker's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Maker.

               THIS NOTE SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS.

               MAKER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS, AND MAKER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON MAKER AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO MAKER AT ITS ADDRESS STATED IN THE FIRST PARAGRAPH OF THIS NOTE. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED.

               EACH OF MAKER AND PAYEE WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND



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CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED
APPROPRIATE BY THE COURT.

               Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.


                                    ACCUMED INTERNATIONAL, INC.



                                    By:  \S\ PAUL F. LAVALLEE
                                         ---------------------------------------
                                            Paul F. Lavallee, Chairman and
                                            Chief Executive Officer



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